EXHIBIT 99.1

Contact:	David Benck
Vice President - Corporate Counsel
(205) 942-4292

HIBBETT ANNOUNCES APPOINTMENT OF INTERIM CHIEF FINANCIAL OFFICER

BIRMINGHAM, Ala. (September 25, 2019) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic‑inspired fashion retailer, announced today that Scott R. Humphrey is joining the Company as Interim Chief Financial Officer effective September 29, 2019, replacing Christine Skold who fulfilled her contract term and has accepted a full-time permanent position in Nashville.
Mr. Humphrey most recently served as Chief Financial Officer for Ciner Resources, LP, a publicly traded mining company located in Atlanta, Georgia.  Prior to joining Ciner Resources, Mr. Humphrey served in senior treasury positions with Alpharetta-based Schweitzer-Mauduit International and Atlanta‑based HYCO International, Inc.  He holds an M.B.A. from Georgetown University.  Mr. Humphrey will oversee the Company’s financial operations through the fiscal year ending February 1, 2020 as well as assist with the transition when a full-time replacement has been named.  The Board of Directors is continuing its search for a permanent Chief Financial Officer.
Jeff Rosenthal, President and Chief Executive Officer, stated, "We feel very fortunate to have someone with Scott’s extensive strategic execution and investor relations history with a public company as well as his strong treasury and financial planning experience as we head into our planning and budgeting season.  We are pleased that he has contracted to serve in an interim capacity through our fiscal year end and through the transition of our next CFO.  We also want to thank Christine for her invaluable service during a critical time for the Company.  We wish her the very best in her new position."
Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with approximately 1,100 stores under the Hibbett Sports and City Gear banners, primarily located in small and mid-sized communities.  Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, Adidas, and Under Armour.  Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com.  Follow us @hibbettsports and @citygear.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook,” “estimate,” “continue,” “will,” “may,” “could,” “possible,” “potential” or other similar words, phrases or expressions. For example, our forward-looking statements include statements regarding the search for a permanent Chief Financial Officer.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on April 18, 2019, and in our Quarterly Report on Forms 10-Q filed on July 19, 2019 and September 11, 2019.  In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

END OF EXHIBIT 99.1